                                 LEASE BETWEEN

                                   MEDIALINK

                                      AND

                     CONTINENTAL BANK, N.A., AS TRUSTEE FOR
                          THE ALLSTATE RETIREMENT PLAN

                                      AND

                     CONTINENTAL BANK, N.A., AS TRUSTEE FOR
                            THE AGENTS PENSION PLAN

                                  FOR SPACE AT

                        4851 LBJ FREEWAY, DALLAS, TEXAS

                                JANUARY 3, 1994
                                      DATE

                               TABLE OF CONTENTS

PARAGRAPH                                                                  PAGE

1.1    DEFINITIONS........................................................   1
1.2    SCHEDULES AND ADDENDA..............................................   2
2.1    LEASE OF PREMISES..................................................   2
2.2    PRIOR OCCUPANCY....................................................   2
3.1    RENT...............................................................   2
3.2    DEPOSIT; PREPAID RENT..............................................   3
3.3    OPERATING COSTS....................................................   3
3.4    TAXES..............................................................   4
4.1    CONSTRUCTION CONDITIONS............................................   4
4.2    COMMENCEMENT OF POSSESSION.........................................   4
5.1    PROJECT SERVICES...................................................   4
5.2    INTERRUPTION OF SERVICES...........................................   5
6.1    USE OF LEASED PREMISES.............................................   5
6.2    INSURANCE..........................................................   6
6.3    REPAIRS............................................................   7
6.4    ASSIGNMENT AND SUBLETTING..........................................   7
6.5    ESTOPPEL CERTIFICATE...............................................   8
7.1    SUBSTITUTE PREMISES................................................   8
7.2    ADDITIONAL RIGHTS RESERVED TO LANDLORD.............................   9
8.1    CASUALTY AND UNTENANTABILITY.......................................   9
9.1    CONDEMNATION.......................................................  10
10.1   WAIVER AND INDEMNITY...............................................  10
10.2   WAIVER OF SUBROGATION..............................................  10
10.3   LIMITATION OF LANDLORD'S LIABILITY.................................  10

11.1   TENANT'S DEFAULT...................................................  11
11.2   REMEDIES OF LANDLORD...............................................  11
12.1   SURRENDER OF LEASED PREMISES.......................................  11
12.2   HOLD OVER TENANCY..................................................  12
13.1   QUIET ENJOYMENT....................................................  12
13.2   ACCORD AND SATISFACTION............................................  12
13.3   SEVERABILITY.......................................................  12
13.4   SUBORDINATION AND ATTORNMENT.......................................  12
13.5   ATTORNEY'S FEES....................................................  13
13.6   APPLICABLE LAW.....................................................  13
13.7   BINDING EFFECT; GENDER.............................................  13
13.8   TIME...............................................................  13
13.9   ENTIRE AGREEMENT...................................................  13
13.10  NOTICES............................................................  13
13.11  HEADINGS...........................................................  14
13.12  BROKERAGE COMMISSIONS..............................................  14

                               LIST OF SCHEDULES

                   1.    Description of Leased Premises

                   2.    Rules and Regulations

                   3.    Utility Services

                   4.    Maintenance Services

                   5.    Parking

                   6.    Work Letter

                   7.    Certificate of Acceptance

                                     LEASE

This Lease is made 1/3, 1994 between CONTINENTAL BANK, N.A., AS TRUSTEE FOR THE ALLSTATE RETIREMENT PLAN AND CONTINENTAL BANK, N.A., AS TRUSTEE FOR THE AGENTS PENSION PLAN ("Landlord") and Video Broadcasting Corporation dba MEDIALINK, a Delaware Corporation ("Tenant").

                                  ARTICLE ONE
                       Definitions, Schedules and Addenda

     1.1 DEFINITIONS:

     a. Leased Premises shall mean Suite 605, as described in Schedule 1.

     b. Building shall mean 4851 LBJ Freeway located at 4851 LBJ Freeway, Dallas, Texas.


     c. Project shall mean 4851 LBJ Freeway located at 4851 LBJ Freeway, Dallas, Texas.

     d. Tenant's Square Footage shall mean 1,606 rentable square feet; Total Square Footage of the Building shall mean 187,644 rentable square feet.

     e. Lease Commencement Date shall mean April 1, 1994, which may be adjusted pursuant to paragraph 4.2 of this Lease; Lease Expiration Date shall mean March 31, 1999; Lease Term shall mean the period between Lease Commencement Date and Lease Expiration Date.

     f. Base Rent shall mean $22,082.50 ($13.75 per square foot of Tenant's Square Footage) per year, payable in monthly installments of $1,840.21*, plus applicable sales tax, if any; the total Base Rent payable over the entire Lease Term is $108,572.29.

     g. Tenant's Pro Rata Share shall mean 0.86%. Operating Cost Stop shall mean $** per square foot of Total Square Footage per year.

     h. Deposit shall mean $1,840.21; Prepaid Rent shall man $1,840.21, of which $1,840.21 represents the first paid monthly installment of Base Rent, and $-0- represents the last monthly installment of Base Rent.

     i. Permitted Purpose shall mean general office use.

     j. Authorized Number of Parking Spaces shall mean 5 spaces at a rate of $-0- per space per month.

     k. Managing Agent shall mean First Dallas Managers whose address is 5068 West Plano Parkway, Suite 245, Plano, Texas 75093.

     l. Broker of Record shall mean CB Commercial Real Estate Group, Inc.

     * except that the first (1st) month of the Lease will be rent free

     ** Actual Operating Costs for 1994.

     m. Cooperating Broker shall mean CB Commercial Real Estate Group, Inc.

     n. Landlord's Mailing Address: Allstate Plaza G5B, Northbrook, Illinois 60062 Attention: Real Estate Equity Investment Division.

     o. Tenant's Mailing Address: 708 Third Avenue, New York, New York 10017
     Attention: Graeme McWhirter.

     1.2 SCHEDULES AND ADDENDA: The schedules and addenda listed below are incorporated into this Lease by reference unless lined out. The terms of schedules, exhibits and typewritten addenda, if any, attached or added hereto shall control over any inconsistent provisions in the paragraphs of this Lease.

     a.    Schedule 1:  Description of Leased Premises and/or Floor Plan
     b.    Schedule 2:  Rules and Regulations
     c.    Schedule 3:  Utility Services
     d.    Schedule 4:  Maintenance Services
     e.    Schedule 5:  Parking
     f.    Schedule 6:  Work Letter
     g.    Schedule 7:  Certificate of Acceptance

                                  ARTICLE TWO
                                    Premises

     2.1 LEASE OF PREMISES: In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Leased Premises. Tenant's Square Footage is a stipulated amount based on Landlord's method of determining Total Square Footage for rental purposes and may not reflect the actual amount of floor space available for Tenant's use.

     2.2 PRIOR OCCUPANCY: Tenant shall not occupy the Leased Premises prior to Lease Commencement Date except with the express prior written consent of Landlord and in accordance with the provisions of Schedule 6. If with Landlord's consent, Tenant occupies the Leased Premises prior to the Lease Commencement Date, Tenant shall pay Landlord Base Rent in the amounts specified in paragraph 1.1(f), and Tenant's Pro Rata Share of Excess Operating Costs, as defined in paragraph 3.3(b), from the first day of such occupancy. These amounts will be payable on the first day of such occupancy and thereafter on the first day of every calendar month until the first day of the Lease Term. A prorated monthly installment shall be paid for the fraction of the month if Tenant's occupancy of the Leased Premises commences on any day other than the first day of the month. If Tenant shall occupy the Leased Premises prior to Lease Commencement Date, all covenants and conditions of this Lease shall be binding on the parties commencing at such prior occupancy.

                                 ARTICLE THREE
                                Payment of Rent

     3.1 RENT: Tenant shall pay each monthly installment of Base Rent in advance on the first calendar day of each month, together with each monthly installment of Tenant's Pro Rata Share of Excess Operating Costs. Monthly installments for any fractional calendar month, at the beginning or end of the Lease Term, shall be prorated based on the number of days in such month. Base Rent, together with all other amounts payable by Tenant to Landlord under this Lease, including, without limitation, any late charges and interest due Landlord for Rent not paid when due, shall be sometimes referred to collectively as "Rent". Tenant shall pay all Rent, without deduction or set-off, to Landlord or Managing Agent at a place specified by Landlord. Rent not paid when due shall bear interest until paid, at the rate of 2% per month, or at the maximum rate allowed by law, whichever is less, from the date when due. Landlord agrees to waive the interest charge for late payments of Rent twice during any twelve month period during the Lease Term, provided any such late Rent payment is paid in full within 10 days of the date when due.

     3.2 DEPOSIT; PREPAID RENT: Tenant has paid to Landlord the Deposit and Prepaid Rent as security for performance of Tenant's obligations under this Lease. In the event Tenant fully complies with all the terms and conditions of this Lease, the Deposit shall be refunded to Tenant, without interest unless otherwise required by law, upon expiration of this Lease. Landlord may, but is not obligated to, apply a portion of the Deposit to cure any default hereunder and Tenant shall pay on demand the amount necessary to restore the Deposit in full within 10 days after notice by Landlord.

     3.3 OPERATING COSTS: Tenant shall pay Tenant's Pro Rata Share of any Excess Operating Costs as follows:

     a. "Operating Costs" shall mean all reasonable and actual expenses relating to the Leased Premises, the Building or the Project, including but not limited to: real estate taxes and assessments; gross rents, sales, use, business, corporation, franchise or other taxes (except income taxes); utilities not separately chargeable to other tenants; insurance premiums and (to the extent used) deductibles; maintenance, repairs and replacements; refurbishing and repainting; cleaning, janitorial and other services; equipment, tools, materials and supplies; air conditioning, heating and elevator service; property management including management fees in line with market standards for comparable properties; security; employees and contractors; resurfacing and restriping of walks, drives and parking areas; signs, directories and markers; landscaping; and snow and rubbish removal. Operating Costs shall not include expenses for legal services, real estate brokerage and leasing commissions, Landlord's income taxes, income tax accounting, interest, depreciation, general corporate overhead, or capital improvements to the Building or Project except for capital improvements installed for the purpose of reducing or controlling expenses, or required by any government or other authority having or asserting jurisdiction over the Building or Project. If any expense, though paid in one year, relates to more than one calendar year, at option of Landlord, such expense may be proportionately allocated among such related calendar years. In the event that the Building is not fully leased during any calendar year, Landlord may make appropriate adjustments to the Operating Costs, using reasonable projections, to adjust such costs to an amount that would normally be expected to be incurred if the Building were 95% leased, and such adjusted costs shall be used for purposes of this paragraph 3.3. "Excess Operating Costs" shall mean any excess of (i) Landlord's Operating Costs for any calendar year over (ii) the Operating Cost Stop multiplied by Total Square Footage.

     b. Tenant shall pay, in equal monthly installments, Tenant's Pro Rata Share of any estimated Excess Operating Costs for each calendar year which falls (in whole or in part) during the Lease Term (prorated for any partial calendar year at the beginning or end of the Lease Term). Annually, or from time to time, based on actual and projected Operating Cost data, Landlord may adjust its estimate of Operating Costs upward or downward. Within 15 days after notice to Tenant of a revised estimate of Operating Costs, Tenant shall remit to Landlord a sum equal to any shortage of the amount which should have been paid to date for the then current calendar year based on the revised estimate, and all subsequent monthly estimated payments shall be based on the revised estimate.

     c. As soon as possible, after the first day of each year Landlord shall compute the actual Operating Costs for the prior calendar year, and shall give notice thereof to Tenant. Within 30 days after receipt of such notice, Tenant shall pay any deficiency between estimated and actual in Tenant's Pro Rata Share of any Excess Operating Costs for the prior calendar year (prorated for any partial calendar year at the beginning or end of the Lease Term). In the event of overpayment by Tenant, Landlord shall apply the excess to the next payment of Rent when due, until such excess is exhausted or until no further payments of Rent are due, in which case, Landlord shall pay to Tenant the balance of such excess within 30 days thereafter. Tenant or its representatives shall have the right, upon reasonable notice, to examine Landlord's books and records with respect to the Operating Costs at the management office during normal business hours at any time within 30 days following the delivery by Landlord to Tenant of the notice of actual Operating Costs. Tenant shall have an additional 10 days to file any written exception to any of the Operating Costs.

     3.4 TAXES: In addition to Base Rent and other sums to be paid by Tenant hereunder, Tenant shall reimburse Landlord, as additional Rent, on demand, any taxes payable by Landlord (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, fixtures and other personal property located in the Leased Premises or by the cost or value of any leasehold improvements made to the Leased Premises by Tenant or Landlord, regardless of whether title to such improvements are held by Tenant or Landlord; (b) upon or measured by the monthly rental payable hereunder, including, without limitation, and gross receipts tax or excise tax; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof; (d) upon this Lease or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises.

                                  ARTICLE FOUR
                                  Improvements

     4.1 CONSTRUCTION CONDITIONS: The improvements shall be constructed as described in the work letter attached hereto as Schedule 6 (the "Improvements"). The expenses to be incurred as between Landlord and Tenant for construction of the Improvements are specified in Schedule 6. If any act, omission or change requested or caused by Tenant increases the cost of work or materials or the time required for completion of construction, Tenant shall reimburse Landlord for such increase in cost at the time the increased cost is incurred and shall reimburse Landlord for any loss in Rent at the time the Rent would have become due. Landlord's approval of Tenant's plans for Improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with laws, rules and regulations of governmental agencies or authorities.

     4.2 COMMENCEMENT OF POSSESSION: If the Leased Premises are not substantially completed by the scheduled Lease Commencement Date then the Lease Commencement Date shall be extended to a date 5 business days after Landlord shall notify Tenant that the Leased Premises are ready for occupancy. In such an event the Lease Expiration Date shall remain the same. If Landlord fails to cause the Leased Premises to be ready for occupancy at the time of the scheduled Lease Commencement Date, Landlord and Landlord's agents, officers, employees, or contractors shall not be liable for any damage, loss, liability or expense caused thereby, and this Lease shall not become void or voidable unless such failure continues for more than 120 days, in which case Tenant may terminate this Lease upon 20 days written notice to Landlord. Prior to occupying the Leased Premises, Tenant shall execute and deliver to Landlord a letter in the form attached as Schedule 7, acknowledging the Lease Commencement Date and certifying that the Improvements have been substantially completed and that Tenant has examined and accepted the Leased Premises. If Tenant fails to deliver such letter, Tenant shall conclusively be deemed to have made such acknowledgement and certification by occupying the Leased Premises, except for mutually agreed punch list items.

                                  ARTICLE FIVE
                                Project Services

     5.1 PROJECT SERVICES: Landlord shall furnish:

     a. Utility Services: The utility services listed on Schedule 3 ("Utility Services"). Should Tenant, in Landlord's sole judgment, use additional, unusual or excessive Utility Services, Landlord reserves the right to charge for such services as determined either by a separate submeter, installed at Tenant's expense, or by methods specified by an engineer selected by Landlord.

     b. Maintenance Services: Maintenance of all interior and exterior common areas of the Building areas including lighting, landscaping, cleaning, painting, maintenance and repair of the exterior of the Building and its structural portions and roof, including all of the services listed on
     Schedule 4 ("Maintenance Services").

     c. Parking: Parking under the terms and conditions described in Schedule 5 ("Parking").

     Utility Services, Maintenance Services and Parking described above shall be collectively referred to as "Project Services." The costs of Project Services shall be a part of Operating Costs.


     5.2 INTERRUPTION OF SERVICES: Landlord does not warrant that any of the Project Services will be free from interruption. Any Project Service may be suspended by reason of accident or of necessary repairs, alterations or improvements, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Subject to possible rent abatement as may be provided pursuant to the conditions described in paragraph 8.1, any such interruption or discontinuance of such Project Services shall never be deemed a disturbance of Tenant's use and possession of the Leased Premises, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, that should such interruption or discontinuance of Project Services which materially impairs Tenant's ability to conduct its business continue for 4 consecutive business days, then beginning on the fifth business day, Landlord shall abate Base Rent and Tenant's Pro Rata Share of Excess Operating Costs, for that portion of the Leased Premises rendered untenantable, from the fifth business day after said interruption or discontinuance until the Project Services are restored. Landlord shall use its best efforts to cause the Project Services to be promptly restored.

                                  ARTICLE SIX
                               Tenant's Covenants

     6.1 USE OF LEASED PREMISES: Tenant agrees to:

     a. Permitted Usage: Use the Leased Premises for the Permitted Purpose only and for no other purpose.

     b. Compliance with Laws: At Tenant's expense, comply with the provisions of all recorded covenants, conditions and restrictions and all building, zoning, fire and other governmental laws, ordinances, regulations or rules now in force or which may hereafter be in force relating to Tenant's use and occupancy of the Leased Premises, the Building, or the Project and all requirements of the carriers of insurance covering the Project.

     c. Nuisances or Waste: Not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may increase Landlord's fire and extended coverage insurance premium, damage the Building or the Project, constitute waste, constitute an immoral purpose, or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises or anyone else.

     d. Hazardous Substances: (i) comply with all Environmental Law; (ii) not cause or permit any Hazardous Materials to be treated, stored, disposed of, generated, or used in the Leased Premises or the Project, provided, however, that Tenant may store, use or dispose of products customarily found in offices and used in connection with the operation and maintenance of property if Tenant complies with Environmental Laws and does not contaminate the Leased Premises, Project or environment; (iii) promptly after receipt, deliver to Landlord any communication concerning any past or present, actual or potential violation of Environmental Laws, or liability of either party for Environmental Damages. Environmental Laws mean all applicable present and future statutes, regulations, rules, ordinances, codes, permits or orders of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and their political subdivisions and all applicable judicial, administrative and regulatory decrees and judgments relating to the protection of public health or safety or of the environment. Hazardous Materials include substances (i) which require remediation under any Environmental Laws; or (ii) which are or become defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any Environmental Laws; or (iii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic; or (iv) which contain petroleum hydrocarbons, polychlorinated biphenyls, asbestos, asbestos containing materials or urea formaldehyde.

     e. Alterations and Improvements: Make no alterations or improvements to the Leased Premises without the prior written approval of Landlord and Landlord's mortgagee, if any, such approval not to be unreasonably withheld. Any such alterations or improvements by Tenant shall be done in a good and workmanlike manner, at Tenant's expense, by a licensed contractor approved by landlord in conformity with plans and specifications approved by Landlord. If requested by Landlord, Tenant will post a bond or other security reasonably satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. Landlord's approval of the plans and specifications for Tenant's alterations or improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

     f. Liens: Keep the Leased Premises, the Building and the Project free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If, at any time, a lien or encumbrance is filed against the Leased Premises, the Building or the Project as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge such lien or encumbrance. If such lien or encumbrance has not been removed within 30 days from the date it is filed, Tenant agrees to deposit with Landlord cash or a bond, which shall be in a form and be issued by a company acceptable to Landlord in its sole discretion, in an amount equal to 150% of the amount of the lien, to be held by Landlord as security for the lien being discharged.

     g. Rules and Regulations: Observe, perform and abide by all the rules and regulations promulgated by Landlord from time to time. Schedule 2 sets forth Landlord's rules and regulations in effect on the date hereof.

     h. Signage: Obtain the prior approval of the Landlord before placing any sign or symbol in doors or windows or elsewhere in or about the Leased Premises, or upon any other part of the Building, or Project including building directories. Any signs or symbols which have been placed without Landlord's approval may be removed by Landlord. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost charged to Tenant as Rent.

     6.2 INSURANCE: Tenant shall, at its own expense, procure and maintain during the Lease Term: (i) fire and extended casualty insurance covering Tenant's trade fixtures, merchandise and other personal property located in the Leased Premises, in an amount not less than 100% of their actual replacement cost, and (ii) worker's compensation insurance in at least the statutory amounts, and (iii) commercial general liability insurance with respect to the Leased Premises and Tenant's activities in the Leased Premises and in the Building and the Project, providing bodily injury and broad form property damage coverage with a maximum $5,000 deductible, or such other amount approved by Landlord in writing, and minimum coverage as follows:

     a. $1,000,000 with respect to bodily injury or death to any one person;

     b. $2,000,000 with respect to bodily injury or death arising out of any one occurrence;

     c. $1,000,000 with respect to property damage or other loss arising out of any one occurrence.

     Nothing in this paragraph 6.2 shall prevent Tenant from obtaining insurance of the kind and in the amounts provided for under this paragraph under a blanket insurance policy covering other properties as well as the Leased Premises, provided, however, that any such policy of blanket insurance (i) shall specify the amounts of the total insurance allocated to the Leased Premises, which amounts shall not be less than the amounts required by subparagraphs a. through
c. above, and (ii) such amounts so specified shall be sufficient to prevent any one of the assureds from becoming a coinsurer within the terms of the applicable policy, and (iii) shall, as to the Leased Premises, otherwise comply as to endorsements and coverage with the provisions of this paragraph.

     Tenants Insurance shall be with a company which has a rating equal to or greater than Best's Insurance Reports classification of A, Class X or its equivalent, as such classification is determined as of the Lease Commencement Date. Landlord and Landlord's mortgagee, if any, shall be named as "additional insureds" under Tenant's insurance, and such Tenant's insurance shall be primary and non-contributing with Landlord's Insurance. Tenant's Insurance policies shall contain endorsements requiring 30 days notice to Landlord and Landlord's mortgagee, if any, prior to any cancellation, lapse or nonrenewal or any reduction in amount of coverage.

     Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Leased Premises certificates of Insurance (with respect to the liability policy) and evidence of Insurance (ACCORD Number 27) or equivalent (with respect to the property policy), or certified copies of either of the policies.


     6.3 REPAIRS: Tenant, at its sole expense, agrees to maintain the interior of the Leased Premises in a neat, clean and sanitary condition. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for 5 business days after written notice from Landlord or if such failure results in a nuisance or health or safety risk, Landlord may perform any such required maintenance and repairs and the cost thereof shall be payable by Tenant as Rent within 10 days of receipt of an invoice from Landlord. Tenant shall also pay to Landlord the costs of any repair to the Building or Project necessitated by any act or neglect of Tenant.

     6.4 ASSIGNMENT AND SUBLETTING: Tenant shall not assign, mortgage, pledge, or encumber this Lease, or permit all or any part of the Leased Premises to be subleased without the prior written consent of Landlord and Landlord's mortgagee, if any, which consent shall not be unreasonably withheld or delayed. Any transfer of this Lease by reorganization, or liquidation of Tenant, or by operation of law, or by change in ownership of a controlling partnership interest in a partnership Tenant, shall constitute an assignment for the purposes of this paragraph. Notwithstanding the foregoing, Tenant shall have the right to assign or sublease part or all of the Leased Premises to any of its subsidiaries, affiliates or any parent corporation of Tenant with prior written notice to Landlord provided that (i) Tenant continues to be primarily liable on its obligations as set forth herein; (ii) any such assignee or sublessee shall assume and be bound by all covenants and obligations of Tenant herewith; (iii) the proposed assignee or sublessee is, in Landlord's good faith judgment, compatible with other tenants in the Building and seeks to use the Leased Premises only for the Permitted Purpose and for a use that is not prohibited under the terms of a lease with another tenant in the Building; and (iv) such use would not result in a material change in the number of personnel working in, or members of the general public visiting, the Leased Premises.

     In addition to other reasonable bases, Tenant hereby agrees that Landlord shall be deemed to be reasonable in withholding its consent, if: (a) such proposed assignment or sublease is for less than the whole of the Leased Premises or is for a term less than the whole of the remaining Lease Term; or (b) such proposed assignment or sublease is to any party who is then a tenant of the Building or the Project if Landlord has comparable area; or (c) Tenant is in default under any of the terms, covenants, conditions, provisions and agreements of this Lease at the time of request for consent or on the effective date of such subletting or assignment; or (d) the proposed subtenant or assignee is, in Landlord's good faith judgment, incompatible with other tenants in the Building, or seeks to use any portion of the Leased Premises for a use not consistent with other uses in the Building, or is financially incapable of assuming the obligations of this Lease; or (e) the proposed assignee of sublessee or its business is subject to compliance with additional requirements of the law (including related regulation) commonly known as the "Americans with Disabilities Act" beyond those requirements which are applicable to the Tenant, unless the proposed assignee or sublessee shall: (i)

first deliver plans and specifications for complying with such additional requirements and obtain Landlord's consent thereto, and (ii) comply with all Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. Tenant shall submit to Landlord the name of a proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed subtenant's business and such information as to the assignee's or subtenant's financial responsibility and general reputation as landlord may reasonably require.

     No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its primary obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or transfer.

     In lieu of giving any consent to a sublet or an assignment of all the Leased Premises, Landlord may, at Landlord's option, elect to terminate this Lease. In the case of a proposed subletting of a portion of the Leased Premises, Landlord may, at Landlord's option, elect to terminate the Lease with respect to that portion of the Leased Premises being proposed for subletting. The effective date of any such termination shall be 30 days after the proposed effective date of any proposed assignment or subletting.

     One-half of any proceeds in excess of Base Rent and Tenant's Pro Rata Share of Excess Operating Costs which is received by Tenant pursuant to an assignment or subletting consented to by Landlord, less reasonable brokerage commissions actually paid by Tenant, and less other costs incurred by Tenant in connection with making the space available for lease, shall be remitted to Landlord as extra Rent within 10 days of receipt by Tenant. For purposes of this paragraph, all money or value in whatever form received by Tenant from or on account of any party as consideration for an assignment or subletting shall be deemed to be proceeds received by Tenant pursuant to an assignment or subletting.

     6.5 ESTOPPEL CERTIFICATE: From time to time and within 10 days after request by Landlord, Tenant shall execute and deliver a certificate to any proposed lender or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying with any appropriate exceptions, (i) that this Lease is in full force and effect without modification or amendment, (ii) the amount of Rent payable by Tenant and the amount, if any, of Prepaid Rent and Deposit paid by Tenant to Landlord, (iii) the nature and kind of concessions, rental or otherwise, if any, which Tenant has received or is entitled to receive, (iv) that Tenant has not assigned its rights under this Lease or sublet any portion of the Leased Premises, (v) that Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease, (vi) that such proposed lender or purchaser may rely on the information contained in the certificate, and (vii) any other fact reasonably requested by Landlord or such proposed lender or purchaser.

                                 ARTICLE SEVEN
                           Landlord's Reserved Rights

     7.1 SUBSTITUTE PREMISES: Landlord shall have the right at any time, limited to one occurrence over the primary term of the lease, upon giving Tenant 60 days written notice, to relocate at Landlord's expense the Leased Premises on any floor of the Building or elsewhere in the Project, provided that Tenant's Square Footage shall be approximately the same. Should Landlord give Tenant written notice of the relocation of the Leased Premises after Tenant has commenced or completed the approved installation of partitions or other improvements, Landlord shall furnish Tenant with similar partitions or other improvements of equal quality. Landlord hereby agrees to pay expenses resulting from relocating the Tenant including moving expenses, telephone installation, computer wires, wiring and installation, and the cost of stationery to replace that made obsolete as a result of the move. The relocation of the Leased Premises shall not affect any of the clauses or conditions of this Lease, including the Rent.

     7.2 ADDITIONAL RIGHTS RESERVED TO LANDLORD: Without notice and without liability to Tenant or without effecting an eviction or disturbance of Tenant's use or possession, Landlord shall have the right to (i) grant utility easements or other easements in, or replat, subdivide or make other changes in the legal status of the land underlying the Building or the Project as Landlord shall deem appropriate in its sole discretion, provided such changes do not substantially interfere with Tenant's use of the Leased Premises for the Permitted Purpose;
(ii) enter the Leased Premises at reasonable times and at any time in the event of an emergency to inspect, alter or repair the Leased Premises or the Building and to perform any acts related to the safety, protection, reletting, sale or improvement of the Leased Premises or the Building; (iii) change the name or street address of the Building or the Project; (iv) install and maintain signs on and in the Building and the Project; and (v) make such rules and regulations as, in the sole judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Leased Premises, the Building and the Project and the preservation of good order therein.

                                 ARTICLE EIGHT
                          Casualty and Untenantability

     8.1 CASUALTY AND UNTENANTABILITY: If the Building is made substantially untenantable or if Tenant's use and occupancy of the Leased Premises are substantially interfered with due to damage to the common areas of the Building or if the Leased Premises are made wholly or partially untenantable by fire or other casualty, Landlord may, by notice to Tenant within 45 days after the damage, terminate this Lease. Such termination shall become effective as of the date of such casualty.

     If the Leased Premises are made partially or wholly untenantable by fire or other casualty and this Lease is not terminated as provided above, Landlord shall restore the Leased Premises to the condition they were in on the Lease Commencement Date, not including any personal property of Tenant or alterations performed by Tenant.


     If the Landlord does not terminate this Lease as provided above, and Landlord falls within 120 days from the date of such casualty to restore the damaged common areas thereby eliminating substantial interference with Tenant's use and occupancy of the Leased Premises, or fails to restore the Leased Premises to the condition they were in on the Lease Commencement Date, not including any personal property or alterations performed by Tenant, Tenant may terminate this Lease as of the end of such 120 day period.

     In the event of termination of this Lease pursuant to this paragraph, Rent shall be prorated on a per diem basis and paid to the date of the casualty, unless the Leased Premises shall be tenantable, in which case Rent shall be payable to the date of the lease termination. If the Leased Premises are untenantable and this Lease is not terminated, Rent shall abate on a per diem basis from the date of the casualty until the Leased Premises are ready for occupancy by Tenant. If part of the Leased Premises are untenantable,

Rent shall be prorated on a per diem basis and apportioned in accordance with the part of the Leased Premises which is usable by Tenant until the damaged part is ready for Tenant's occupancy. Notwithstanding the foregoing, if any damage was proximately caused by an act or omission of Tenant, its employees, agents, contractors, licensees or invitees, then, in such event, Tenant agrees that Rent shall not abate or be diminished during the term of this Lease.

                                  ARTICLE NINE
                                  Condemnation

     9.1 CONDEMNATION: If any part of the Leased Premises shall be taken under power of eminent domain or sold under imminent threat to any public authority or private entity having such power, this Lease shall terminate as the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority. In such event, Base Rent shall abate in the ratio that the portion of Tenant's Square Footage taken or sold bears to Tenant's Square Footage. If a partial taking or sale of the Leased Premises, the Building or the Project (i) substantially reduces Tenant's Square Footage resulting in a substantial inability of Tenant to use the Leased Premises for the Permitted Purpose, or (ii) renders the Building or the Project not commercially viable to Landlord in Landlord's sole opinion , either Tenant in the case of (i), or Landlord in the case of (ii), may terminate this Lease by notice to the other party within 30 days after the terminating party receives written notice of the portion to be taken or sold. Such termination shall be effective 180 days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically to Tenant for removal and reinstallation of Tenant's trade fixtures, personal property or Tenant's moving costs.

                                  ARTICLE TEN
                              Waiver and Indemnity


     10.1 WAIVER AND INDEMNITY: Except for those claims arising from Landlord's breach of this Lease, negligence or willful misconduct, Tenant, to the extent permitted by law, waives all claims it may have against Landlord, and against Landlord's agents and employees for any damages sustained by Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any cause arising at any time. Tenant agrees to hold Landlord harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Leased Premises or the Building, due to Tenant's breach of this Lease or any act of negligence or default under this Lease by Tenant, its contractors, agents, employees, licensees and invitees. Tenant agrees to indemnify, defend, reimburse and hold Landlord harmless against any Environmental Damages incurred by Landlord arising from Tenant's breach of paragraph 6.1(d) of this Lease. Environmental Damages means all claims, judgments, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement resulting from violations of Environmental Laws, and including, without limitation: (i) damages for personal injury and injury to property or natural resources; (ii) reasonable fees and disbursement of attorneys, consultants, contractors, experts and laboratories; and (iii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Law and other costs reasonable to restore full economic use of the Leased Premises or Project.

     10.2 WAIVER OF SUBROGATION: Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to the waiving party or its respective property, which occurs in or about the Leased Premises or Building, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise, to the extent that such loss or damage is insurable against under the terms of standard fire and extended coverage insurance policies. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses.

     10.3 LIMITATION OF LANDLORD'S LIABILITY: The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees or agents of Landlord, and Tenant shall look solely to Landlord's interest in the Building and land and to no other assets of Landlord for satisfaction of any liability in respect of this Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Landlord shall not be liable to Tenant, its contractors, agents or employees for any consequential damages or damages for loss of profits.

                                 ARTICLE ELEVEN
                    Tenant's Default and Landlord's Remedies


     11.1 TENANT'S DEFAULT: It shall be an "Event of Default" if Tenant shall
(i) fail to pay any monthly installment of Base Rent or Tenant's Pro Rata Share of Excess Operating Costs, or any other sum payable hereunder within 10 days after such payment is due and payable; (ii) violate or fail to perform any conditions, covenants, or agreements herein made by Tenant respecting Tenant's insurance requirements as specified in paragraph 6.2, and such violation or failure shall continue for 5 business days after written notice thereof to Tenant by Landlord; (iii) violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for 15 days after written notice thereof to Tenant by Landlord; provided, however, if such default is of a nature that it cannot reasonably be cured within 15 days, it shall not be an Event of Default if Tenant commences to cure within such 15 day period and diligently prosecutes such cure to completion within the time reasonably required for such cure, not to exceed 60 days; (iv) make a general assignment for the benefit of its creditors or file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (v) have a proceeding filed against Tenant seeking any relief mentioned in (iv) above; (vi) have a trustee, receiver or liquidator appointed for Tenant or a substantial part of its property; (vii) abandon or vacate the Leased Premises and any portion of Rent is delinquent;
(viii) default under any other lease, if any, within the Building or the Project; or (ix) if Tenant is a partnership, if any partner of the partnership is involved in any of the acts or events described in subparagraphs (i) through
(viii) above.

     11.2 REMEDIES OF LANDLORD: If an Event of Default occurs, Landlord, may, at its option, within 5 days after written notice to Tenant, reenter the Leased Premises, remove all persons therefrom, take possession of the Leased Premises, and remove all of the Tenant's personal property at Tenant's risk and expense and, either (i) terminate this Lease and Tenant's right of possession of the Leased Premises or (ii) maintain this Lease in full force and effect and endeavor to relet all or part of the Leased Premises. In the event Landlord elects to maintain this Lease, Landlord shall have the right to relet the Leased Premises. In the event Landlord elects to maintain this Lease, Landlord shall have the right to relet the Leased Premises for such rent and upon such terms as Landlord deems reasonable and necessary, and Tenant shall be liable for all damages sustained by Landlord, including but not limited to, any deficiency in Rent for the period of time which would have remained in the Lease Term in the absence of any termination, leasing fees, reasonable attorneys' fees, other marketing and collection costs, the cash value of any concessions granted to Tenant and all expenses of placing the Leased Premises in first class rentable condition. Landlord retains the right to terminate this Lease, at any time, notwithstanding that Landlord fails to terminate this Lease initially. If Landlord is unable after diligent efforts to relet the Leased Premises within 60 days after termination of this Lease, Landlord may elect at any time thereafter to have Tenant immediately pay, as liquidated damages and not as a penalty, all Rent then due and the present value (discounted 10%) of all Rent which would have become due (based on Base Rent and Tenant's Pro Rata Share of Excess Operating Costs payable at the time of such election and the cash value of any concessions granted to Tenant) for the period of time which would have remained in the Lease Term in the absence of any termination.

     The remedies granted to Landlord herein shall be cumulative and shall not exclude any other remedy allowed by law, and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease, including without limitation, a claim for attorney's fees incurred by Landlord.

                                 ARTICLE TWELVE
                                  Termination

     12.1 SURRENDER OF LEASED PREMISES: On expiration of this Lease, if no Event of Default exists, Tenant shall surrender the Leased Premises in the same condition as when the Lease Term commenced, ordinary wear and tear or damage from casualty excepted. Except for furnishings, trade fixtures and other personal property installed at Tenant's expense, all alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Leased Premises, either by Landlord or Tenant, shall be Landlord's property and at the expiration or earlier termination of the Lease Term shall remain on the Leased Premises without compensation to Tenant, except if requested by Landlord, Tenant, at its expense and without delay, shall remove any alterations, additions or improvements made to the Leased Premises by Tenant designated by Landlord to be removed, and repair any damage to the Leased Premises or the Building caused by such removal. If Tenant fails to repair the Leased Premises, Landlord may complete such repairs and Tenant shall reimburse Landlord for such repair and restoration. Landlord shall have the option to require Tenant to remove all its property. If Tenant fails to remove such property as required under this Lease, Landlord may dispose of such property in its sole discretion without any liability to Tenant, and further may charge the cost of any such disposition to Tenant.

     12.2. HOLD OVER TENANCY: If Tenant shall hold over after the Lease Expiration Date, Tenant may be deemed, at Landlord's option, to occupy the Leased Premises as a tenant from month to month, which tenancy may be terminated by one month's written notice. During such tenancy, Tenant agrees to pay to Landlord, monthly in advance, an amount equal to 150% of all Rent which would become due (based on Base Rent and Tenant's Pro Rata Share of Excess Operating Costs payable for the last month of the Lease Term, together with all other amounts payable by Tenant to Landlord under this Lease), and to be bound by all of the terms, covenants and conditions herein specified. If Landlord relets the Leased Premises or any portion thereof to a new tenant and the term of such new lease commences during the period for which Tenant holds over, Landlord shall also be entitled to recover from Tenant all costs and expenses, attorneys fees, damages or loss of profits incurred by Landlord as a result of Tenant's failure to deliver possession of the Leased Premises to Landlord when required under this Lease.

                                ARTICLE THIRTEEN
                                 Miscellaneous

     13.1 QUIET ENJOYMENT: If and so long as Tenant pays all Rent and keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased

Premises without hindrance by Landlord.

     13.2 ACCORD AND SATISFACTION: No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall constitute an accord and satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole option.

     13.3 SEVERABILITY: The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease to the extent unenforceable, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken item never had been contained herein.

     13.4 SUBORDINATION AND ATTORNMENT: Tenant acknowledges that this Lease is subordinate to all leases in which Landlord is lessee and to any mortgage or deed of trust now in force against the Building and to all advances made or hereafter to be made thereunder and, provided the holder thereof agrees in writing for Tenant's benefit not to disturb Tenant's rights under this Lease so long as there is no Event of Default under this Lease, Tenant agrees that this Lease shall be subordinate to any future leases in which Landlord is lessee and to any future first mortgage or deed of trust hereafter in force against the Building and to all advances made or hereafter to be made thereunder (all such existing and future leases, mortgages and deeds of trust referred to collectively as "Superior Instruments"). Tenant also agrees that if the holder of any Superior Instrument elects to have this Lease superior to its Superior Instrument and gives notice of its election to Tenant, then this Lease shall be superior to the lien of any such lease, mortgage or deed of trust and all renewals, replacements and extensions thereof, whether this Lease is dated before or after such lease, mortgage or deed of trust. If requested in writing by Landlord or any first mortgagee or ground lessor of Landlord, Tenant agrees to execute a subordination agreement required to further effect the provisions of this paragraph.

     In the event of any transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee or the foreclosure of any Superior Instrument, or sale of the Property pursuant to any Superior Instrument, Tenant shall attorn to such purchaser, transferee or lessor and recognize such party as landlord under this Lease, provided such party acquires and accepts the Leased Premises subject to this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale or transfer.


     13.5 ATTORNEY'S FEES: If the services of an attorney are required by any party to secure the performance under this Lease or otherwise upon the breach or default of the other party to the Lease, or if any judicial remedy is necessary to enforce or interpret any provision of the Lease, the prevailing party shall be entitled to reasonable attorney's fees, costs and other expenses, in addition to any other relief to which such prevailing party may be entitled.

     13.6 APPLICABLE LAW: This Lease shall be construed according to the laws of the state in which the Leased Premises are located.

     13.7 BINDING EFFECT; GENDER: This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

     13.8 TIME: Time is of the essence of this Lease.

     13.9 ENTIRE AGREEMENT: This Lease and the schedules and addenda attached set forth all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Leased Premises and the Building and the Project, and there are not representations, either oral or written between them other than those in this Lease. This Lease shall not be amended or modified except in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

     13.10 NOTICES: Any notice or demand provided for or given pursuant to this Lease shall be in writing and served on the parties at the addresses listed in paragraph 1.1 (n) and paragraph 1.1(o). Any notice shall be either (i) personally delivered to the addressee set forth above, in which case it shall be deemed delivered on the date of delivery to said addressee; or (ii) sent by registered or certified mail/return receipt requested, in which case it shall be deemed delivered 3 business days after being deposited in the U.S. Mail; (iii) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered 1 business day after deposit with such courier; or (iv) sent by telecommunication ("Fax") during normal business hours in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee after being sent by a nationally recognized overnight courier within 1 business day of the Fax. The addresses and Fax numbers listed in paragraphs 1.1(m) and 1.1(n) may be changed by written notice to the other parties, provided, however, that no notice of a change of address or Fax number shall be effective until the date of delivery of such notice. Copies of notices are for informational purposes only and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

     13.11 HEADINGS: The headings on this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

     13.12 BROKERAGE COMMISSIONS: Tenant and Landlord each represents to the other that no broker or agent was instrumental in procuring or negotiating or consummating this Lease other than Broker of Record whose compensation shall be paid by Landlord, and Cooperating Broker, if any, whose compensation shall be paid by Broker of Record, and Tenant and Landlord each agree to defend, indemnify and hold harmless the other party against any loss, cost, expense or liability for any compensation, commission, fee or charge, including reasonable attorney's fees, resulting from any claim of any other broker, agent or finder claiming under or through the indemnifying party if connection with this Lease or its negotiation.

     SUBMISSION OF THIS INSTRUMENT FOR EXAMINATION OR SIGNATURE BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR LEASE, AND IT IS NOT EFFECTIVE AS A LEASE OR OTHERWISE UNTIL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.

     This Lease is executed as of the date first written above.

TENANT:                             LANDLORD:

/s/ J. Graeme McWhirter
MEDIALINK                           CONTINENTAL BANK N.A. AS TRUSTEE FOR
------------------------------      THE ALLSTATE RETIREMENT PLAN
    J. Graeme McWhirter


By  Graeme McWhirter                By /s/ Willett J. Hudson
  ----------------------------         ----------------------------------
  Its Chief Financial Officer

By /s/ J. Graeme McWhirter          By___________________________________
  ----------------------------              Authorized Signatories
  Its Chief Financial Officer
                                    AND

                                    CONTINENTAL BANK N.A. AS TRUSTEE FOR
                                    THE AGENTS PENSION PLAN



                                    By /s/ Willett J. Hudson
                                       ----------------------------------


                                    By __________________________________
                                            Authorized Signatories


Where Tenant is a corporation, this Lease shall be signed by a President or Vice President and Secretary or Assistant Secretary of Tenant. Any other signatories shall require a certified corporate resolution.

                               SPECIAL PROVISIONS

================================================================================

Right to Renew:   Tenant will have one (1), three (3) year option to renew its lease at market rate, provided that Tenant is not in default under the lease. Tenant will provide six (6) months written notice to Landlord indicating its desire to exercise the expansion option.

                                ACKNOWLEDGEMENTS

STATE OF _________________
COUNTY OF_________________

     BE IT REMEMBERED, that on this __ day of _____, 19__, before me, the subscriber, a Notary Public, in and for said County, personally appeared ______________, Vice President of Continental Bank, N.A., a national banking association, and acknowledged the signing of the foregoing Lease on behalf of said company for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by official seal on the day and year aforesaid.


                                        _____________________________________
                                                    Notary Public


STATE OF _________________
COUNTY OF_________________

     BE IT REMEMBERED, that on this __ day of _____, 19__, before me, the subscriber, a Notary Public, in and for said County, personally appeared ______________, Vice President of Continental Bank, N.A., a national banking association, and acknowledged the signing of the foregoing Lease on behalf of said company for the uses and purposes therein contained.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by official seal on the day and year aforesaid.


                                        _____________________________________
                                                    Notary Public

STATE OF New York
COUNTY OF New York

     BE IT REMEMBERED, that on this 7th day of April, 1994, before me, the subscriber, a Notary Public, in and for said County, and State, personally appeared the above named Video Broadcasting Corporation, dba MEDIALINK, TENANT in the foregoing Lease, by J. Graeme McWhirter as Executive Vice President and acknowledged the signing of the same to be _______ voluntary act and deed of the corporation, for the uses and purposes therein contained.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by official seal on the day and year aforesaid.


                                        /S/ Linda Tesser
                                        -------------------------------------
                                                    Notary Public


                                                   LINDA TESSER
                                         Notary Public, State of New York
                                                 NO. 31-4936548
                                           Qualified in New York County
                                        Commission Expires April 30, 1996

                                   Schedule 1



                          Diagram of 4851 LBJ FREEWAY
                                 DALLAS, TEXAS

                                   SCHEDULE 2

                             RULES AND REGULATIONS

1. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building and Project shall not be obstructed or used as a waiting or lounging place by tenants, and their agents, servants, employees, invitees, licensees and visitors. All entrance doors leading from any Leased Premises to the hallways are to be kept closed at all times.

2. Landlord reserves the right to refuse admittance to the Building between the hours of 6:00 P.M. and 8:00 A.M. Monday through Saturday, and from 1:00 P.M. Saturday to 8:00 A.M. Monday to any person not producing both a key to the Leased Premises and/or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case by liable for damages for the admission or exclusion of any person to or from the Building.

3. Landlord will furnish each tenant with two keys to each door lock on the Leased Premises, and Landlord may make a reasonable charge for any additional keys and access cards requested by any tenant. No tenant shall have any keys made for the Leased Premises; nor shall any tenant alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. In the event of such alteration for installation approval by Landlord, the tenant making such alteration shall supply Landlord with a key for any such lock or bolt. Each tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys and access cards in any such tenant's possession for all locks and bolts in the Building.

4. In order that the Building may be kept in a state of cleanliness, each tenant shall during the term of each respective lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Leased Premises and tenants shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness of the Leased Premises. Tenants will see that (i) the windows are closed, (ii) the doors securely locked, and (iii) all water faucets and other utilities are shut off (so as to prevent waste or damage) each day before leaving the Leased Premises. In the event tenant must dispose of crates, boxes, etc. which will not fit into office waste paper baskets, it will be the responsibility of tenant to dispose of same. In no event shall tenant set such items in the public hallways or other areas of the Building or garage facility, excepting tenant's owned Leased Premises, for disposal.

5. Landlord reserves the right to prescribe the date, time, method and conditions that any personal property, equipment, trade fixtures, merchandise and other similar items shall be delivered to or removed from the Building. No iron safe or other heavy or bulky object shall be delivered to or removed from the Building, except by experienced safe men, movers or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord, immediately upon demand, by the tenant by, through, or under whom such damage was done. There shall not be used in any space, or in the public halls of the Building, either by tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.

6. The walls, partitions, skylights, windows, doors and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed by any of the tenants.

7. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violation(s) of this rule shall be borne by the tenant by whom, or by whose agents, employees, invitees, licensees or visitors, such breakage, stoppage or damage shall have been caused.

8. No sign, name, placard, advertisement or notice visible from the exterior of any Leased Premises, shall be inscribed, painted or affixed by any tenant on any part of the Building or Project without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of the tenant, by a person approved by Landlord. A directory containing the names of all tenants in the Building shall be provided by Landlord at an appropriated place on the first floor of the Building.

9. No signalling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Leased Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of the tenant and under control and direction of Landlord. Landlord retains, in all cases, the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building, (ii) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (iii) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by tenants must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (i) the number of the Leased Premises to which said wires lead, (ii) the purpose for which said wires are used, and
(iii) the name of the company operating same.

10. Tenant, their agents, servants or employees, shall not (a) go on the roof of the Building, (b) use any additional method of heating or air conditioning the Leased Premises, (c) sweep or throw any dirt or other substance from the Leased Premises into any of the halls, corridors, elevators, or stairways of the Building, (d) bring in or keep in or about the Leased Premises any vehicles or animals of any kind, (e) install any radio or television antennae or any other device or item on the roof, exterior walls, windows or windowsills of the Building, (f) place objects against glass partitions, doors or windows which would be unsightly from the interior or exterior of the Building, (g) use any Leased Premises (i) for lodging or sleeping, (ii) for cooking (except that the use by any tenant of Underwriter's Laboratory equipment for brewing coffee, tea and similar beverages shall be permitted, provided that such use is in compliance with law), (iii) for any manufacturing, storage or sale of merchandise or property of any kind, (h) cause or permit unusual or objectionable odor to be produced or permeate from the Leased Premises, including, without limitation, duplicating or printing equipment fumes, and (i) install or operate any vending machines in the Leased Premises. Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Leased Premises, Building or garage facility, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building.

11. Tenants shall not store or use in any Leased Premises any (a) ether, naphtha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, flashlight powder, kerosene or camphene, (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind, and (c) any other fluid, gas or material of any kind having an offensive odor, without the prior written consent of Landlord.

12. No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building or the Project, and tenants shall cooperate with Landlord in prevention and elimination of same.

13. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part or appurtenances of Leased Premises.

14. If any Leased Premises becomes infested with vermin, the tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time to the satisfaction of the Landlord and shall employ such exterminators as shall be approved by Landlord.

15. No curtains, blinds, shades, screens, awnings or other coverings or projections of any nature shall be attached to or hung in, or used in connection with any door, window or wall of the premises of the building without the prior written consent of Landlord.

16. Landlord shall have the right to prohibit any advertising by tenant which, in Landlord's opinion, tends to impair the reputation of Landlord or of the Building, or its desirability as an office building for existing or prospective tenants who require the highest standards of integrity and respectability, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17. Wherever the word "tenant" occurs, it is understood and agreed that it shall also mean tenant's associates, employees, agents and any other person entering the Building or the Leased Premises under the express or implied invitation of tenant. Tenant shall cooperate with Landlord to assure compliance by all such parties with rules and regulations.

18. Landlord reserves the right to make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord's sole judgment may from time to time be needed for the safety, care, cleanliness and preservation of good order of the Building.

                                   SCHEDULE 3


                                UTILITY SERVICES

The Landlord shall provide, as part of Operating Costs, except as otherwise provided, the following services:

     (1) Air Conditioning and heat for normal purposes only, to provide in Landlord's judgement, comfortable occupancy Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 12:00 p.m., Sundays and holidays excepted. Tenant agrees not to use any apparatus or device, in or upon or about the Leased Premises, and Tenant further agrees not to connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without written consent of Landlord. Should Tenant use such services under this provision to excess or requests the use of these services at other than operating hours listed above, Landlord reserves the right to charge for such services. The charge shall be at the rate of $40.00 per hour and shall be payable as additional rental. Should Tenant refuse to make payment upon demand of Landlord, such excess charge constitutes breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights hereinafter granted for such breach.

     (2) Electric power for lighting and operating of office machines, air conditioning and heating as may be required for comfortable occupancy of the premises between Monday and Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 p.m., Sundays and holidays excepted. Electric power furnished by Landlord is intended to be that consumed in normal office use for the lighting, heating, ventilating, air conditioning and small office machines. Landlord reserves the right of consumption of electricity exceeds that required for normal office use as specified, to include a charge to be based upon the average cost per unit of electricity for this Building applied to the excess use as determined by a submeter to be furnished and installed at the option of the Tenant and at its expense. If the Tenant refuses to pay upon demand of Landlord such excess charge, such refusal shall constitute a breach of the obligation to pay rent under this Lease, and shall entitle Landlord to the rights hereinafter granted for such breach.

     (3) Water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord, (or by Tenant with Landlord's written consent).

                                   SCHEDULE 4

                              MAINTENANCE SERVICES

     (1) Subject to the terms of the lease, Landlord shall supply Public restroom supplies, public area lamp replacement, window washing with reasonable frequency, and janitor services to the common areas and leased premises during the time and in the manner that such janitor services are customarily furnished in general office buildings in the area.

      (2) Landlord agrees to maintain the exterior and interior of the Leased

Premises to include lawn and shrub care, snow removal, maintenance of the structure, roof, mechanical and electrical equipment, architectural finish, and so on, excluding only those items specifically excepted elsewhere in this Lease.

                                   SCHEDULE 5

                                    PARKING

     Landlord hereby grants to Tenant a license to the use during the term of this Lease the spaces described in Article 1.1j. Said parking spaces shall be made available to Tenant on an allocated basis and Tenant agrees to comply with such reasonable rules and regulations as may be made by Landlord from time to time in order to insure the proper operation of the parking facilities. In consideration of the right to use said parking spaces, Tenant shall pay to Landlord on the first day of each calendar month, the amount specified in
Article 1.1j, in addition to the Rent and other charges payable by Tenant under this Lease. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its sole discretion to determine whether parking facilities are becoming crowded, and in such event, to allocate specific parking spaces among Tenant and other tenants or to take such other steps necessary to correct such condition, including but not limited to policing and towing, and if Tenant, its agents, officers, employees, contractors, licensees or invitees are deemed by Landlord to be contributing to such condition, to charge to Tenant as Rent that portion of the cost thereof which Landlord reasonably determines to be caused thereby. Landlord may, in its sole discretion, change the location and nature of the parking spaces available to Tenant, provided that after such change, there shall be available to Tenant the same number of spaces as available before such change.

                                   SCHEDULE 6

                               4851 LBJ Building
                                 Dallas, Texas

                              Date January 3, 1994

                             WORK LETTER AGREEMENT

MEDIALINK
708 Third Avenue
New York, New York  10017

Re:   Suite 605,
      4851 LBJ Freeway Office Building

Gentlemen:


You (referred to as "Tenant"), and we (referred to as "Landlord") are executing, simultaneously with this work letter agreement, a written lease (the "Lease") pertaining to the space referred to above (the "Leased Premises"). This work letter agreement is attached to the Lease as Schedule 6 and made a part thereof.

To induce Tenant and Landlord, each, to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this work letter agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. Definitions The terms defined in this paragraph, for purposes of this work letter agreement, shall have the meanings specified herein, and, in addition to the terms defined herein, terms defined in the Lease shall, for purposes of this work letter agreement, have the meanings specified therein.

     1.01 "Base Tenant Improvements" means the Building Standard items which are supplied, installed and finished by Landlord, according to Building Standard specifications and which shall be paid for by Landlord (subject to the Allowance) as provided for in paragraph 2.03 below.

     1.02 "Building Standard" means the quantity and quality of materials, finishing and workmanship specified by Landlord for the Building, as set forth on Exhibit 1 attached hereto and made a part hereof.

     1.03 "Construction Documents" means the construction drawings, plans and specifications referred to in paragraphs 2.02 and 2.03 below to be attached hereto and made a part hereof.

     1.04 "Extraordinary Tenant Improvements" means any work Tenant requests Landlord to do in connection with the Leased Premises, other than Base Tenant Improvements.

     1.05 "Leasehold Improvements" means the aggregate of Base Tenant Improvements and Extraordinary Tenant Improvements, as contemplated by the Construction Documents.

     1.06 "Substantial Completion" means that the Leasehold Improvements have been substantially completed according to the Construction Documents, except for items which will not materially affect the use of the Leased Premises or which customarily are deemed to be "punchlist work".

2.   Construction Documents; Payments

     2.01 The parties have approved a preliminary floor plan for the Leased Premises, a copy of which is attached to the Lease as Schedule 1 (the "Preliminary Plan"). The estimated cost of completing the Leasehold Improvements according to the Preliminary Plan (the "Estimate") is $12.30 RSF. The Estimate represents Landlord's good and faith estimate of the cost of completing the Leasehold Improvements. Landlord shall have no liability if the Final Cost (defined in paragraph 2.03 below) is greater than the

     Estimate.

     2.02 Landlord, within 21 days hereof, shall at its sole expense cause the Consultants (defined below) to prepare and Tenant's review for approval or disapproval all drawings, plans and specifications necessary to construct the Leasehold Improvements. The following companies shall prepare the drawings, plans and specifications which are to comprise the Construction Documents;

          Architectural  F. Brown & Assoc.
          Mechanical     Venture Mechanical
          Electrical     Leavitt Electric
          Plumbing       Love Field Plumbing

     (collectively, the "Consultants"). The fees end expenses of the Consultants for preparing the initial drawings, plans and specifications which are to comprise the Construction Documents shall be included in the Final Cost (defined in paragraph 2.03 below) and allocated accordingly between Base

     Tenant Improvements and Extraordinary Tenant Improvements. Tenant shall receive an appropriate credit for any advance payments made to the Consultants.

     2.03 Upon Tenant's review of the final form of the drawings, plans and specifications, which when submitted by Landlord and reviewed by

     Tenant shall constitute the Construction Documents. Landlord shall prepare an analysis in its sole judgment of the cost of constructing the Leasehold Improvements according to the Construction Documents (the "Final Cost") and submit such analysis to Tenant for its approval. The Final Cost shall be allocated between the costs attributable to the construction of the Base Tenant Improvements and to be paid for by Landlord (subject to the Allowance, the "Landlord's Share") and the costs attributable to the construction of the Extraordinary Tenant Improvements or to be otherwise paid for by Tenant (the "Tenant's Share"). With 10 days of receipt, Tenant shall approve the Final Cost (including the allocation thereof). If Tenant does not approve the Final Cost, it shall promptly notify Landlord thereof; in which case Tenant and Landlord shall use their best efforts to amend the Construction Documents in a manner satisfactory to each. If they are unable to do so within 10 days after Tenant notifies Landlord as provided in the preceding sentence, either party may thereafter terminate the Lease by delivering written notice to the other. Tenant acknowledges that Landlord's sole obligation is to pay the costs attributable to the construction of the Base Tenant Improvements, up to an aggregate maximum limit of $12.30 per rentable square foot of Tenant's Square Footage (the "Allowance"), and Tenant shall pay all other costs of the construction of the Leasehold Improvements as the Tenant's Share. If the Construction Documents require the construction or installation of additional improvements beyond those regularly provided by Landlord in the core of the Building in which the Leased Premises are located (including, without limitation, extra sprinklers, fire hose cabinets and other safety devices), Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional improvements. All costs attributable to changes and variations from the Construction Documents (including, without limitation, any fees and expenses of the Consultants and any increased costs of construction) shall be paid by Tenant.

3.   Leasehold Improvements

     3.01 The following provisions shall apply to the construction of the Leasehold Improvements:

          (a) All work involved in the completion of the Leasehold Improvements shall be carried out by Landlord and its agents and contractors under the sole direction of Landlord. Tenant shall cooperate with Landlord and its agents and contractors to promote the efficient and expeditious completion of the Leasehold Improvements; and

          (b) Landlord agrees to construct the Leasehold Improvements in accordance with the Construction Documents, provided Tenant has complied with all the applicable provisions of this work letter agreement and the Lease.

     3.02 If there are any changes in the Leasehold Improvements requested by, or on behalf of, Tenant from the work as reflected in the Construction Documents, each such change must receive the prior written approval of Landlord, and Tenant shall bear the cost of all such changes.

     3.03 Landlord shall have no obligation to commence construction of any work in the Leased Premises until (a) Landlord has submitted and Tenant has approved the Construction Documents and Tenant shall have approved the Final Cost for the construction of the Leasehold Improvements as required by the provisions hereof, and (b) Landlord shall have received Tenant's advance payment in an amount equal to the Tenant's Share.

4.   Lease Commencement Date

     4.01 Landlord shall notify Tenant when Substantial Completion has been achieved, and thereafter the Lease Commencement Date shall be established as set forth in the Lease. Not withstanding anything to the contrary contained in the Lease or this work letter agreement, the Lease Commencement Date shall not be extended for any delay in Substantial Completion to the extent that such delay is caused in whole or in part by any act or omission attributable to Tenant, including without limitation:

          (a) Tenant's request for any Extraordinary Tenant Improvements;

          (b) Tenant's failure to furnish promptly information concerning Tenant's requirements pertaining to construction of the Leasehold Improvements or any other information requested by the Consultants as necessary or useful to prepare the initial drawings, plans and specifications which are to comprise the Construction Documents;


          (c) Tenant's failure to promptly approve the initial drawings, plans and specifications which are to comprise the Construction Documents;

          (d) Tenant's failure to approve promptly the Final Cost; and

          (e) Tenant's request for any changes in the Leasehold Improvements from the work as reflected in the Construction Documents.

     4.02 In any event, Rent payable under the Lease shall not abate by reason of any delay, expense or other burden arising out of or incurred in connection with the design or construction of the Leasehold Improvements to the extent that such delay, expense or other burden is caused in whole or in part by any act or omission attributable to Tenant (including, without limitation, the acts and omissions referred to in subparagraphs (a) through
     (e) of paragraph 4.01 above).

5.   Tenant's Access To Leased Premises

     5.01 Landlord, in its sole discretion, may permit Tenant and Tenant's agents or independent contractors to enter the Leased Premises prior to the scheduled Lease Commencement Date in order that Tenant may do other work as may be required by Tenant to make the Leased Premises ready for Tenant's use and occupancy. Such permission must be in writing prior to entry. If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers, and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing its work in the Leased Premises or the Building or with other tenants and occupants of the Building or the Project. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon notice to Tenant. Tenant agrees that any such entry into the Leased Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay periodic Rent. Tenant further agrees that, to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of the Leasehold Improvements or installations made in the Leased Premises or loss or damage to property placed therein or there about, the same being at Tenant's sole risk.

     5.02 In addition to any other conditions or limitations on such license to enter the Leased Premises prior to the Lease Commencement Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees shall enter the Leased Premises prior to the Lease

     Commencement Date unless and until each of them shall furnish Landlord with satisfactory evidence of insurance coverage, financial responsibility and appropriate written releases of mechanics' or materialmen's lien claims.


6.   Miscellaneous Provisions  Landlord and Tenant further agree as follows:

     6.01 Except as herein expressly set forth with respect to the Leasehold Improvements, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Leased Premises. Any other work in the Leased Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated by paragraph 11 of the Lease, shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

     6.02 This work letter agreement shall not be deemed applicable to: (a) any additional space added to the original Leased Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (b) any portion of the original Leased Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Leased Premises not contemplated by this work letter agreement shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressed to the allocation of costs relating to such construction.

     6.03 Any person signing this work letter agreement on behalf of Tenant warrants and represents he has authority to do so.

     6.04 This work letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     6.05 Anything in the Lease to the contrary notwithstanding, notices and other items to be delivered pursuant to this work letter agreement shall be effective upon receipt of same by the party to whom such notice or item is directed.

If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose and return to us two signed counterparts of this work letter agreement.

Very truly yours,

CONTINENTAL BANK, N.A., AS TRUSTEE
FOR THE ALLSTATE RETIREMENT PLAN

By: /s/ Willett J. Hudson
    ------------------------------
    Its Vice President

and


CONTINENTAL BANK, N.A., AS TRUSTEE
FOR THE AGENTS PENSION PLAN

By: /s/ Willett J. Hudson
    ------------------------------
    Its Vice President


AGREED TO AND ACCEPTED THIS
8th day of April, 1994

Video Broadcasting Corporation
dba MEDIALINK
    a Delaware corporation

By: /s/ J. Graeme McWhirter
    ------------------------------
    Its Chief Financial Officer

                       EXHIBIT 1 TO WORK LETTER AGREEMENT

                             BUILDING STANDARD WORK

HEATING, VENTILATING AND
AIR CONDITIONING:             Supply and install building standard distribution
                              system, variable air volume boxes and perimeter diffusers.

ELECTRICAL LIGHT FIXTURES:

                              Supply and install building 2 ft. x 4 ft.
                              fluorescent lay in fixtures containing three tubes and acrylic lenses, based on an allocation of one per 85 square feet of usable area on each floor.

CEILING, TO INCLUDE GRID
AND LAY-IN TILE:              Supply and install building standard 2 ft. x 2 ft.
                              exposed white grid and metal fiber acoustical tile lay-in ceiling throughout the Leased Premises.
                              Ceiling height shall be approximately 8 ft. 6 in.
                              Cost to drop tile in place will be charged to the allowance outlined in Section B hereof.

WINDOW COVERINGS:             Supply and install building standard Levelor
                              blinds.

FIRE PROTECTION:              Supply and install the building standard sprinkler
                              protection system based on the sprinkler design depicted on the original or most recent fire protection document. Relocation or additional heads required for approval by insurance and jurisdictional bodies due to Tenant's partition layout will be charged as an extra to Tenant.

Tenant    MEDIALINK                                    Date  January 3, 1994

Location  Suite 605, 4851 LBJ Freeway, Dallas, Texas

Tenant Square Footage  1,606 RSF

                                               Cost
                                               ----
1.    Partitions

      Demising
      Interior

2.    Doors, Frames & Hardware

      Entrance
      Interior

3.    Ceilings

4.    Lighting

5.    Carpeting

6.    Power Distribution

7.    Telephone Distribution

                                         Total $___________

                       EXHIBIT 2 TO WORK LETTER AGREEMENT

                              TENANT CONSTRUCTION
                                   WORK ORDER

                                    PAYMENT

A.    Landlord's Share                            $
                                                   ---------

B.    Tenant's Share                              $    0
                                                   ---------

      (i) Credits to Tenant for Advance Payments  $    0
                                                   ---------
     (ii) Balance to be paid by Tenant prior

          to commencement of work                 $    0
                                                   ---------


Agreed and accepted: Tenant                     Landlord

                     /s/ J. Graeme McWhirter    CONTINENTAL BANK, N.A., AS
                     _______________________    TRUSTEE FOR THE ALLSTATE
                                                RETIREMENT PLAN

                                                By /s/ Willett J. Hudson
                                                   --------------------------
                                                   Its  Vice President

                                                AND

                                                CONTINENTAL BANK, N.A., AS
                                                TRUSTEE FOR THE AGENTS
                                                PENSION PLAN

                                                By /s/ Willett J. Hudson
                                                   --------------------------
                                                   Its  Vice President

                                   Schedule 7

                           CERTIFICATE OF ACCEPTANCE

TENANT  Video Broadcasting Corp. DBA Medialink

LOCATION  4861 LBJ Freeway, Suite 606, Dallas, TX 75244

This letter is to certify that:

1.   The above referenced space has been accepted by the Tenant for possession

2. The subject space is substantially complete in accordance with the plans and specifications used in constructing the demised premises.

3.   The subject space can now be used for intended purposes.

The execution of this certificate shall not relieve the Landlord of its obligation to expeditiously complete all work in which the Tenant is entitled under the terms of its lease with the Landlord. Neither this certificate, nor Tenant's occupancy of the premises, shall be construed to relieve the Landlord of its responsibility to remedy, correct, replace, reconstruct or repair any deviation, deficiency or defect in the work or in the materials or equipment furnished by the Landlord, without cost to Tenant. If a claim with respect thereto is made by Tenant.

Commencement Date  May 31, 1994


Expiration Date  May 31, 1999

Executed this 31st day of May, 1994

Video Broadcasting Corp. DBA Medialink
TENANT

By: /s/ Mark Manoff
    -------------------------------
    Authorized Signature

                          Diagram of 4851 LBJ FREEWAY
                                 DALLAS, TEXAS

                          Diagram of 4851 LBJ FREEWAY
                                 DALLAS, TEXAS